Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276399

PROSPECTUS SUPPLEMENT

(To prospectus dated January 5, 2024)

4,000,000 Shares

Common Stock

We are offering 4,000,000 shares of our common stock, par value $0.01 per share (“common stock”). We expect to enter into separate forward sale agreements with each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (or their respective affiliates), whom we refer to in such capacity as the forward purchasers. In connection with the forward sale agreements, the forward purchasers (or their respective affiliates) are expected to borrow from third parties and to sell to the underwriters an aggregate of 4,000,000 shares of our common stock that will be sold in this offering. We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers (or their respective affiliates), except in certain circumstances described in this prospectus supplement. We expect to physically settle the forward sale agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of our common stock upon one or more such physical settlements within approximately one year from the date of this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements, in which case, we may receive, or we may owe, cash or shares of our common stock from or to the forward purchasers. See “Underwriting—Forward Sale Agreements” in this prospectus supplement.

If the forward purchasers (or their respective affiliates) do not deliver and sell all of the shares of our common stock to be sold by them to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchasers (or their respective affiliates) do not deliver and sell, and the number of shares underlying the forward sale agreements will be decreased by the number of shares that we issue and sell.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GTY.” The last reported sale price of our common stock on the NYSE on February 17, 2026 was $33.83 per share.

In order to preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes, among other purposes, our charter imposes certain restrictions on ownership of our common stock. See “Description of Capital Stock—Ownership and Transfer Restrictions” in the accompanying prospectus.

Investing in our common stock involves risks. See the information under the captions “Risk Factors” beginning on page S-10 of this prospectus supplement and beginning on page 3 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement.

The underwriters have agreed to purchase shares of our common stock at a price of $32.48 per share, which will result in approximately $129.9 million of proceeds to us before expenses, subject to certain adjustments, upon full physical settlement of the forward sale agreements. The underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. For the purposes of calculating the aggregate proceeds to us before expenses, we have assumed that the forward sale agreements will be fully physically settled based on a forward sale price equal to the initial forward sale price of $32.48 per share, which is the price to be paid to the forward purchasers (or their respective affiliates) by the underwriters. The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement.

The underwriters have been granted a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 600,000 shares of our common stock at the price per share set forth on the cover page of this prospectus supplement, less any dividends or distributions payable on the shares initially purchased by the underwriters but not payable on such option shares. Upon any exercise of such option, we expect to enter into additional forward sale agreements with the forward purchasers in respect of the number of shares sold by the forward purchasers (or their respective affiliates) in connection with the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements,” as used in this prospectus supplement, includes any additional forward sale agreements that we enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In such event, if the forward purchasers (or their respective affiliates) do not deliver and sell all of the shares of our common stock to be sold by them to the underwriters in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchasers (or their respective affiliates) do not deliver and sell, and the number of shares underlying the additional forward sale agreements will be decreased by the number of shares that we issue and sell.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock will be ready for delivery on or about February 19, 2026.

J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is February 17, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein, carefully before you make a decision to invest in our common stock. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the common stock offered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference herein and therein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which also is incorporated by reference modifies or replaces such statement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement, before making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (“SEC”). Neither we nor the underwriters and the forward purchasers (and their respective affiliates) have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters and the forward purchasers (and their respective affiliates) are making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference in this prospectus supplement is accurate only as of their respective dates or such other dates as may be specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Trademarks

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement, contain references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to or incorporated by reference in this prospectus supplement and the accompanying prospectus may appear without the © or ® or ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Statement Regarding Industry and Market Data

Any market or industry data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information they contain has been obtained from third-party sources we believe to be reliable. Our internal data and estimates are based upon our senior leadership team’s analysis of the target market and business sectors in which we operate, as well as information obtained from trade and business organizations and other contacts in our target market and business sectors, and such information has not been verified by any independent sources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus may constitute “forward-looking statements” within the meaning of the federal securities laws that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “seeks,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and are not historical facts. Forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference herein, include, among others, statements about our future financial condition, results of operations, our investment strategy and objectives, and expected liquidity needs and sources (including the ability to obtain financing or raise capital) and the expected settlement of the forward sale agreements and the use of proceeds therefrom (if any).

Examples of forward-looking statements included in this prospectus supplement and the accompanying prospectus include, but are not limited to, our statements regarding:

•	our network of convenience stores, express tunnel car washes, automotive service centers, drive-thru quick service restaurants, and certain other freestanding retail properties;

•	our investment strategy and its impact on our financial performance;

•	changes in market conditions affecting our tenants and their financial stability and creditworthiness, which would impact their compliance with lease obligations;

•	concentration of certain tenants in similar industries or concentration of our owned and leased properties in certain geographic locations;

•	the amount of revenue we expect to realize from our properties, including renewal of existing leases, sale, acquisition or redevelopment opportunities;

•	our belief that our real estate assets are not carried at amounts in excess of their estimated net realizable fair value amounts;

•	compliance of our properties with federal, state, and local provisions enacted or adopted pertaining to environmental matters;

•	our ability to maintain our federal tax status as a REIT, effects of U.S. federal tax reform and other legislative, regulatory, and administrative developments;

•	our competitive position in our industry, including the impact of existing legislation and regulations;

•

the cost and potential outcomes of current and future environmental and litigation matters, including those resulting from preexisting unknown environmental contamination and matters related to our former Newark, New Jersey Terminal and the Lower Passaic River, our MTBE multi-district litigation cases in the states of Pennsylvania and Maryland, and related accruals, estimates, and assumptions regarding our liabilities, remediation costs and expected recoveries;

•	impact of global political and economic uncertainties, including changes in tariff policies and trade relationships, geopolitical conflicts, public health crises, geopolitical conflicts and inflation;

•	our ability to adequately secure our information technology systems and the regulated data stored therein, as required by law;

•	the adequacy of our insurance coverage and that of our tenants on our owned and leased properties;

•	our ability to attract and retain key management personnel;

•	our workplace demographics, recruiting efforts, and employee compensation program;

•

our use of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) as measures that represent our core operating performance and its utility in comparing our core operating performance between periods;

•	the reasonableness of our estimates, judgments, projections, and assumptions used regarding our accounting policies and methods;

•	our ability to maintain an effective system of internal control over financial reporting;

•	our indemnification obligations and the indemnification obligations of others;

•

the adequacy of our current and anticipated cash flows from operations, borrowings under our unsecured revolving credit facility (the “Credit Facility”), and available cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;

•	our continued compliance with the covenants in our credit and notes agreements;

•	our ability to pay dividends and changes to our dividend policy; and

•	our dependence on external sources of capital, timing of and need for additional financing and dilution as a result of future issuances of equity securities.

These forward-looking statements are based on our current beliefs and assumptions and information currently available to us, and are subject to known and unknown risks, uncertainties and other factors including, but not limited to, the risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in our public filings. Such risks and uncertainties were derived based on numerous important assumptions, which may not be realized, and may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Most of these factors are difficult to predict accurately and are generally beyond our control. New risk factors and uncertainties may also emerge from time to time, and there can be no assurance that we have identified all risks and uncertainties that may affect it.

As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results, our growth or reinvestment strategies, our ability to pay dividends or stock price. An investment in our stock involves various risks, including those mentioned above and elsewhere in our most recent Annual Report on Form 10-K and those that are described from time to time in our other filings with the SEC.

You should not place undue reliance on forward-looking statements, which reflect our view only as of the date hereof. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events, unless required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, including the risks of investing discussed under “Risk Factors” beginning on page S-10 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement, before making an investment decision to purchase our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement. When used in this prospectus supplement, the terms “we,” “us” and “our” and the “Company” refer to Getty Realty Corp. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only Getty Realty Corp.

Overview

Getty Realty Corp., a Maryland corporation, is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. Our predecessor was founded in 1955 and our common stock was listed on the NYSE in 1997. We are internally managed by our management team, which has extensive experience acquiring, financing, developing and managing convenience, automotive and other single tenant retail real estate.

Our portfolio includes convenience stores, express tunnel car washes, automotive service centers (gasoline and repair, oil and maintenance, tire and battery, and collision), drive-thru quick service restaurants, and certain other freestanding retail properties. Our 1,174 properties as of December 31, 2025 are located in 44 states and Washington, D.C., and our tenants operate under a variety of national and regional retail brands. Additionally, as of December 31, 2025 our portfolio was characterized by the following metrics which we believe demonstrate its stability and location quality:

•	99.7% occupied (based on number of properties)

•	85% of annual base rent (“ABR”) derived from 62 unitary leases covering 962 properties

•	69% corner locations (based on ABR)

•	61% top 50 Metropolitan Statistical Areas (“MSAs”) and 77% top 100 MSAs (based on ABR)

•	9.9 years weighted average remaining lease term (based on ABR)

•	2.5x tenant rent coverage (site-level rent coverage provided by tenants representing 74% of ABR)

•	1.8% average annual contractual base rent increases

•	94% of tenants provide financial reporting (based on ABR), including 74% site-level reporting and 20% public-company reporting.

As of December 31, 2025, we had a BBB- investment grade rating from Fitch Ratings. In addition, as of December 31, 2025, our ratios of net debt to Adjusted EBITDA was 5.1x, total indebtedness to total asset value was 36%, and fixed charge coverage was 3.8x. Net debt is equal to total debt minus cash and cash equivalents. See “Non-GAAP Measures” in this prospectus supplement.

We elected to be treated as a REIT under the federal income tax laws beginning January 1, 2001. The Internal Revenue Code of 1986, as amended (the “Code”) permits a qualifying REIT to deduct dividends paid, thereby effectively eliminating corporate level federal income tax and making the REIT a pass-through vehicle for federal income tax purposes if certain REIT qualifications are met. To meet the applicable requirements of the Code, a REIT must, among other things, invest substantially all of its assets in interests in real estate (including mortgages and other REITs) or cash and government securities, derive most of its income from rents from real property or interest on loans secured by mortgages on real property, and distribute to stockholders annually a substantial portion of its taxable income. As a REIT, we are required to distribute at least 90% of our taxable income to our stockholders each year and would be subject to corporate level federal income taxes on any taxable income that is not distributed.

Our company’s principal executive offices are located at 292 Madison Avenue, 9th Floor, New York, New York 10017 and our telephone number is (646) 349-6000. Our website is http://www.gettyrealty.com; however, the information found on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Investment Activities

We continue to pursue additional investment opportunities in the convenience and automotive retail sectors. As of February 17, 2026, our committed pipeline of investments under contract totaled approximately $98 million for the development and/or acquisition of 34 convenience and automotive retail properties. We expect to fund the majority of this investment activity over the next 12 months. While we have fully executed agreements for each transaction, the timing and amount of each investment is ultimately dependent on our counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which we are providing sale leaseback financing. We can make no assurance that we will close any of the transactions that are currently under contract or, if we do, what the timing or final terms of any such transaction will be.

In addition, as of February 17, 2026, we have signed non-binding letters of intent for approximately $81 million of additional investments, which are subject to various conditions, including the negotiation and execution of a mutually acceptable definitive agreement. We can make no assurance that we will close any of the transactions that are currently subject to a letter of intent or, if we do, what the timing or terms of any such transaction will be.

Capital Markets Activities

Subsequent to December 31, 2025, we closed the private placement of $250.0 million of new senior unsecured notes priced at a fixed rate of 5.76% and due January 22, 2036. The new senior unsecured notes were issued on January 22, 2026 and proceeds were used to repay amounts outstanding under our Credit Facility.

THE OFFERING

Common Stock Offered by the Forward Purchasers (or their Respective Affiliates)	4,000,000 shares (or 4,600,000 shares if the underwriters’ option to purchase additional shares is exercised in full)(1)

Common Stock to be Outstanding Upon Completion of this Offering (Excluding the Settlement of the Forward Sale Agreements)	59,816,531 shares(2)(3)

Common Stock to be Outstanding After Settlement of the Forward Sale Agreements (Assuming Full Physical Settlement)	63,816,531 shares (or 64,416,531 shares if the underwriters’ option to purchase additional shares is exercised in full)(2)(3)

Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock by the forward purchasers (or their respective affiliates) in this offering. We expect to receive proceeds of approximately $129.9 million, or $149.4 million if the underwriters’ option to purchase additional shares is exercised in full (in each case, before deducting estimated expenses related to the forward sale agreements and this offering), subject to certain adjustments pursuant to the forward sale agreements, upon full physical settlement of the forward sale agreements, which we expect will occur within approximately one year from the date of this prospectus supplement.(4)

We intend to use the net proceeds, if any, received upon the settlement of the forward sale agreements (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers (or their respective affiliates) selling shares to the underwriters) to fund property acquisitions, to repay indebtedness outstanding under our Credit Facility, for working capital and other general corporate purposes, or a combination of the foregoing. See “Use of Proceeds.”

Underwriting	Affiliates of the underwriters and the forward purchasers are lenders under our Credit Facility. To the extent that we use any of the net proceeds, if any, received upon the settlement of the forward sale agreements (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers (or their respective affiliates) selling shares to the underwriters) to repay borrowings outstanding under our Credit Facility, such parties will receive their proportionate share of any amount of our Credit Facility that is repaid with the proceeds. See “Underwriting—Other Relationships.”

Accounting Treatment of the Forward Sale Agreements	We expect that before any issuance of shares of our common stock upon physical settlement or net share settlement of the forward sale agreements, the shares of our common stock issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of our shares of common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, prior to physical settlement or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our shares of common stock is above the forward sale price, subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate, less a spread, and subject to decrease based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle the forward sale agreements, the delivery by us of our shares of common stock would result in dilution to our earnings per share and return on equity.

Risk Factors	Investing in our common stock involves risks. See the information under the captions “Risk Factors” beginning on page S-10 of this prospectus supplement and beginning on page 3 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement. You should also read carefully and consider any additional risk factors included in documents that we file with the SEC that are incorporated by reference in this prospectus supplement.

Restrictions on Ownership and Transfer	In order to assist us with preserving our status as a REIT for federal income tax purposes, among other purposes, our charter contains certain ownership and transfer restrictions relating to shares of our common stock. See “Description of Capital Stock—Ownership and Transfer Restrictions” in the accompanying prospectus for additional information about these restrictions.

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Computershare, Inc., 211 Quality Circle, Suite 210, College Station, TX 77845.

NYSE Symbol	GTY

(1)

The forward purchasers (or their respective affiliates) intend to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party share lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreements until final settlement of the forward sale agreements, which we expect will occur within approximately one year from the date of this prospectus supplement. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting—Forward Sale Agreements” in this prospectus supplement for a description of the terms of the forward sale agreements.

(2)

Based on 59,816,531 shares of our common stock outstanding as of February 12, 2026. The number of shares outstanding as of February 12, 2026 does not include: (i) any additional shares that may be issued from and after February 12, 2026 through physical settlement of the forward sale agreements that we are entering into in connection with this offering, (ii) the shares of our common stock issuable pursuant to existing forward sale agreements (“Existing Forward Sale Agreements”) and (iii) shares of our common stock available for future issuance under the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan.

(3)

The number of shares outstanding assume that we have elected to enter into additional forward sale agreements with respect to any exercise by the underwriters of their option to purchase additional shares. In addition, these numbers assume that no event will occur that would require us to sell shares of our common stock to the underwriters in this offering in lieu of the forward purchasers (or their respective affiliates) selling shares of our common stock to the underwriters. If such an event occurs or we elect not to enter into additional forward sale agreements, (i) the number of shares of our common stock to be outstanding upon completion of this offering would be increased by such number of shares and (ii) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreements would be reduced by such number of shares.

(4)

Calculated as of February 17, 2026, assuming that the forward sale agreements are fully physically settled based on a forward sale price equal to the initial forward sale price of $32.48 per share by the delivery of 4,000,000 shares of our common stock (or 4,600,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full). The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreements, and any net proceeds to us are subject to settlement of the forward sale agreements. If we elect to cash settle the forward sale agreements, we expect to receive an amount of proceeds that is significantly lower than the estimate described above, and we may not receive any net proceeds (or may owe cash to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we will not receive any proceeds from the forward purchasers (or we may owe shares of our common stock to the forward purchasers).

RISK FACTORS

Investing in our common stock involves risks. In addition to other information contained or incorporated by reference in this prospectus supplement, before making an investment decision, you should carefully consider the risk factors mentioned below, and the risks and uncertainties described in the documents incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by any subsequent filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of this offering. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations liquidity, ability to pay dividends, or stock price. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Special Note Regarding Forward-Looking Information.”

Risks Related to this Offering and the Forward Sale Agreements

Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under its forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to physically settle on a date specified by the forward purchaser if:

•

in the forward purchaser’s good faith, commercially reasonable judgment, it or its affiliate (i) is unable to hedge its exposure under the forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (ii) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under the forward sale agreement;

•

we declare any dividend, issue or distribution on shares of our common stock (i) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (ii) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (iii) payable in any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;

•

an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of shares of our common stock) or the occurrence of a change in law under the forward sale agreement; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the forward sale agreement (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate the physical settlement of its forward sale agreement and require us to physically settle on a date specified by the forward purchaser will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreements, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect to physically settle the forward sale agreements within approximately one year from the date of this prospectus supplement. However, the forward sale agreements may be settled earlier than the latest potential settlement date specified in the forward sale agreements in whole or in part at our option. Although we expect to settle the forward sale agreements entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity.

If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreements, we expect the forward purchasers (or their respective affiliates) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind each forward purchaser’s hedge position (after taking into consideration any shares of our common stock to be delivered by us to the forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of the forward sale agreements.

The purchase of shares of our common stock in connection with the forward purchasers (or their respective affiliates) unwinding their hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchasers (or decreasing the amount of cash that the forward purchasers would owe us) upon a cash settlement or increasing the number of shares of our common stock we would deliver to the forward purchasers (or decreasing the number of shares of our common stock that the forward purchasers would deliver to us) upon net share settlement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate, less a spread, and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank rate is less than the spread for the forward sale agreements on any day, the interest factor will result in a daily reduction of the forward sale price.

If the volume-weighted average price at which the forward purchasers (or their respective affiliates) are able to purchase (or are deemed able to purchase) shares during the unwind period under the forward sale agreements is above the forward sale price, in the case of cash settlement, we would pay the forward purchasers an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which the forward purchasers (or their respective affiliates) are able to purchase (or are deemed able to purchase) shares during the unwind period under the forward sale agreements is below the forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchasers or, in the case of net share settlement, we would receive from the forward purchasers a number of shares of our common stock having a value equal to the difference. See “Underwriting—Forward Sale Agreements” for information on the forward sale agreements.

If the forward purchasers (or their respective affiliates) do not sell all the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the forward purchasers (or their respective affiliates) and, under such circumstances, the number of shares of our common stock underlying the forward sale agreements will be decreased by the number of shares of our common stock that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available prior to closing.

In case of our bankruptcy or insolvency, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements terminate under these circumstances, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligations to pay the forward sale price per share in respect of any shares of our common stock not previously settled under the forward sale agreements. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreements have not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of the forward sale agreements is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for shares of our common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test, or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the section titled “Material U.S. Federal Income Tax Considerations” in this prospectus supplement, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

We have in the past entered, and may in the future enter, into forward sale transactions that subject us to risks similar to those described above.

We have previously entered into the Existing Forward Sale Agreements, and may in the future enter into additional forward sale agreements that are not a part of this offering. As of December 31, 2025, we remained obligated to issue (subject to our right to elect cash settlement or net share settlement) a total of 2,110,545 shares of our common stock (at an average share price of $29.65), subject to adjustment, pursuant to the Existing Forward Sale Agreements. The Existing Forward Sale Agreements subject us to risks that are substantially similar to the risks described above in this section.

The issuance of shares of our common stock upon the physical settlement or net share settlement of the forward sale agreements may be dilutive, and there may be future dilution of our common stock.

Giving effect to the potential issuance of shares of our common stock in connection with the physical settlement or net share settlement under the forward sale agreements, the receipt of any net proceeds and the use of such net proceeds, this offering may have a dilutive effect on our expected earnings per share, funds from operations per share and adjusted funds from operations per share. The actual amount of such dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities in the future. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur.

We may not acquire any of the properties in our investment pipeline.

We may use a portion of the net proceeds, if any, to be received upon settlement of the forward sale agreements to fund the transactions in our current investment pipeline. We cannot assure you that we will close any of the transactions in our investment pipeline because the transactions may be subject to:

•	negotiation and execution with the counterparty of a mutually-acceptable definitive and binding agreement;

•	the ability of each counterparty to complete development projects and certain business acquisitions for which we are providing sale leaseback financing;

•	completion of satisfactory due diligence; and

•	satisfaction of customary closing conditions, including the receipt of third-party consents and approvals.

There can be no assurance that the counterparty to each agreement or letter of intent, as applicable, will be willing to proceed with the transactions, that our due diligence will be satisfactory or that the conditions to closing will be satisfied.

Our management team will have broad discretion with respect to the use of any net proceeds of this offering.

Although we have described the intended use of the net proceeds, if any, to be received upon settlement of the forward sale agreements in the section titled “Use of Proceeds,” our management will have broad discretion in the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations, liquidity or ability to pay dividends and cause the price of our common stock to decline. Pending another use, we may invest the net proceeds in short-term interest-bearing investment grade instruments. These investments may not yield a favorable return to our stockholders.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the forward purchasers (or their respective affiliates) in this offering, unless an event occurs that requires us to sell shares of our common stock to the underwriters in lieu of the forward purchasers (or their respective affiliates) selling shares of our common stock to the underwriters. We expect to receive proceeds of approximately $129.9 million, or $149.4 million if the underwriters’ option to purchase additional shares is exercised in full (in each case, before deducting estimated expenses related to the forward sale agreements and this offering), subject to certain adjustments pursuant to the forward sale agreements, upon full physical settlement of the forward sale agreements, which we expect will occur within approximately one year from the date of this prospectus supplement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was less than the spread. As a result, we will receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements.

If, however, we elect to cash settle the forward sale agreements, we would expect to receive an amount of proceeds that is significantly lower than the estimate described above, and we may not receive any net proceeds (or may owe cash to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any proceeds from the forward purchasers (or we may owe shares of our common stock to the forward purchasers).

We intend to use the net proceeds, if any, received upon the settlement of the forward sale agreements (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers (or their respective affiliates) selling shares to the underwriters) to fund property acquisitions, to repay indebtedness outstanding under our Credit Facility, for working capital and other general corporate purposes, or a combination of the foregoing. Pending application of such net proceeds, we will invest such proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with our intention to continue to qualify for taxation as a REIT.

As of December 31, 2025, borrowings outstanding under our Credit Facility totaled approximately $250.0 million, and bore interest at a rate equal to (i) the sum of a SOFR rate plus a SOFR adjustment of 0.10% plus a margin of 1.30% to 1.90%, or (ii) the sum of a base rate plus a margin of 0.30% to 0.90%, in each case with the margin based on our consolidated total indebtedness to total asset value ratio at the end of each quarterly reporting period. The proceeds from the borrowings under our Credit Facility were used for property acquisitions and other general corporate purposes. Subsequent to December 31, 2025, we repaid in full the amounts outstanding under our Credit Facility with proceeds from the new unsecured notes that we issued on January 22, 2026. Our Credit Facility matures in January 2029.

Affiliates of the underwriters and the forward purchasers are lenders under our Credit Facility. To the extent that we use any of the net proceeds, if any, received upon the settlement of the forward sale agreements to repay borrowings outstanding under our Credit Facility, such parties will receive their proportionate share of any amount of our Credit Facility that is repaid with the proceeds. See “Underwriting—Other Relationships.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to our taxation as a REIT under the Code. This section also summarizes material U.S. federal income tax considerations relating to the ownership and disposition of our common stock. A prospectus supplement will contain information about additional U.S. federal income tax considerations, if any, relating to a particular offering of preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

DLA Piper LLP (US) has reviewed this summary and is of the opinion that the discussion contained herein, to the extent it constitutes statements of law, fairly summarizes the U.S. federal income tax consequences that are material to a holder of our common stock. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to shareholders (including, but not limited to, insurance companies, tax-exempt entities, persons subject to the alternative minimum tax, financial institutions or broker-dealers, persons holding stock through partnerships and other pass-through entities, regulated investment companies, REITs, persons holding our common stock as part of a hedge, straddle, conversion or other risk reduction or constructive sale transaction, foreign corporations and persons who are not citizens or residents of the United States (except as discussed below), U.S. expatriates and persons whose functional currency is not the U.S. dollar) who are subject to special treatment under the U.S. federal income tax laws.

The information in this section is based on the current provisions of the Code, current final, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies reflected in private letter rulings issued to other taxpayers, which rulings would not be binding on the IRS in any of its dealings with us. These sources are being relied upon as of the date of this prospectus supplement. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of law, on which the information in this section is based. Any change of this kind could apply retroactively to transactions preceding the date of the change in law. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion will not be challenged by the IRS or will be sustained by a court if so challenged.

The One Big Beautiful Bill Act, which was signed into law on July 4, 2025, made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. Further changes to the tax laws are possible.

Each prospective shareholder is advised to consult with his or her own tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of our status as a REIT and the ownership and sale of our stock. This includes the U.S. federal, state, local, and foreign income and other tax consequences of the ownership and sale of our stock, and the potential impact of changes in applicable tax laws.

Taxation of Getty Realty Corp.

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and we believe that we have met the requirements for qualification and taxation as a REIT since our initial REIT election in 2001. We intend to continue to operate in such a manner as to continue to so qualify, but no assurance can be given that we have qualified or will remain qualified as a REIT. We have not requested and do not intend to request a ruling from the IRS as to our current status as a REIT. However, we have received an opinion from DLA Piper LLP (US) stating that, since the commencement of our taxable year which began January 1, 2017 through the tax year ended December 31, 2025, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of organization and operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT for our current and subsequent taxable years. It must be emphasized that this opinion is based on various assumptions and on our representations concerning our organization and operations, including an assumption that we qualified as a REIT at all times from January 1, 2001 through December 31, 2011, and including representations regarding the nature of our assets and the conduct and method of operation of our business. The opinion cannot be relied upon if any of those assumptions and representations later prove incorrect or the facts otherwise vary from those relied on by DLA Piper LLP (US) in rendering the opinion. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, requirements as to distribution and diversity of stock ownership, and various other REIT qualification tests imposed under the Code, the results of which will not be reviewed by DLA Piper LLP (US). Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. For additional information regarding the risks associated with our failure to qualify as a REIT, see “Risk Factors” contained in our most recent Annual Report on Form 10-K filed for the year ended December 31, 2025.

The opinion of DLA Piper LLP (US) is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a tax ruling (which we will not seek), this opinion is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our status as a REIT.

If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income and capital gain that we distribute (or are deemed to distribute) currently to our shareholders. Even if we qualify as a REIT, however, we will be subject to federal income taxes under the following circumstances. First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the “alternative minimum tax” on certain items of tax preference. Third, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. This 100% tax on income from prohibited transactions is discussed in more detail below. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the gross income attributable to the greater of the amount by which we failed the 75% test or the amount by which we failed the 95% test, multiplied by a fraction intended to reflect our profitability. Sixth, if we were to violate one or more of the REIT asset tests (as discussed below) under certain circumstances, but the violation was due to reasonable cause and not willful neglect and we were to take certain remedial actions, we may avoid a loss of our REIT status by, among other things, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during a specified period. Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income (including net capital gain) from prior years, subject to certain adjustments, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Eighth, if we were to acquire any asset, directly or indirectly, from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we were to recognize gain on the disposition of such asset during the 5-year period beginning on the date on which we acquired such asset, then, to the extent of such property’s “built-in” gain (the excess of the fair market value of such property at the time we acquired it over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. We refer to this tax as the “Built-in Gains Tax.” Ninth, if we fail to satisfy certain of the REIT qualification requirements under the Code (other than the gross income and asset tests), and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure to maintain our REIT status. Finally, if we fail to comply with the requirements to send annual letters to certain shareholders requesting information regarding the actual ownership of our outstanding stock and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Activities conducted by a taxable REIT subsidiary are subject to federal income tax at regular corporate rates. In general, a taxable REIT subsidiary may engage in activities that, if engaged in directly by a REIT, would produce income that does not satisfy the REIT gross income tests, described below, or income that, if earned by the REIT, would be subject to the 100% tax on prohibited transactions, also described below. A number of constraints, however, are imposed on REITs and their taxable REIT subsidiaries to ensure that taxable REIT subsidiaries pay an appropriate corporate-level tax on their income. For example, a taxable REIT subsidiary is subject to the “earnings stripping” rules of the Code with respect to interest paid to the REIT, which could defer or disallow a portion of our taxable REIT subsidiary’s deductions for interest paid to us under certain circumstances. In addition, if a taxable REIT subsidiary were to make deductible payments to us (such as interest or rent), and the amount of those deductible payments is determined by the IRS to exceed the amount that unrelated parties would charge to each other, we would be subject to a 100% penalty tax on the excess payments. We would incur a similar 100% penalty tax on a portion of the rent we receive from our tenants, to the extent that the IRS determines that the rent payments are attributable to certain services provided to our tenants by a taxable REIT subsidiary without receiving adequate compensation either from us or from our tenants.

Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7)

which makes an election to be a REIT (or has made such an election for a previous taxable year, which election has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets and regarding distributions to its shareholders.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We have issued sufficient shares of our common stock with sufficient diversity of ownership to allow us to satisfy requirements (5) and (6). We will be treated as having met condition (6) above if we complied with certain Treasury regulations for ascertaining the ownership of our stock and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held to cause us to fail condition (6). In addition, Article VI of our Articles of Incorporation contains restrictions regarding the transfer and ownership of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above but without causing us to violate the freely transferable shares requirement described in clause (2) above. See “Description of Capital Stock—Ownership and Transfer Restrictions” beginning on page 7 of the accompanying prospectus.

In the case of a REIT owning an interest in a partnership, joint venture, limited liability company, or other legal entity that is classified as a partnership for federal income tax purposes (which we refer to collectively as partnerships), the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share (based on the REIT’s capital interest in the partnership). In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests that are discussed below.

Income Tests. To maintain our qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, mortgage interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Any properly identified transaction that we entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets (including for periods after December 31, 2016, certain transactions related to the termination of such hedge) must constitute a “hedging transaction” (as defined in Section 1221(b)(2)(A)(ii) or (iii) of the Code and the Treasury regulations thereunder) to avoid giving rise to non-qualifying gross income, and any income or gain that we derive from such a properly-identified hedging transaction will be excluded from our gross income for purposes of the 95% gross income test (but not the 75% gross income test). For hedging transactions entered into after July 30, 2008, such income is also excluded for purposes of the 75% gross income test.

Rents that we receive will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as “rents from real property” if we directly or constructively were deemed to own 10% or more of the ownership interests in such tenant (a “Related Party Tenant”), unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rent to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to our tenants, other than through an “independent contractor” from whom we derive no revenue. The “independent contractor” requirement, however, does not apply to the extent the services we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, the “independent contractor” requirement will not apply to noncustomary services we provide, if the annual value of such noncustomary services does not exceed 1% of the gross income derived from the property with respect to which the noncustomary services are provided (the “1% de minimis exception”). For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiary is permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as “rents from real property.”

From time to time, we may derive rent from certain tenants based, in whole or in part, on the net profits of the tenant, rent from Related Party Tenants, or rent that is more than 15% attributable to personal property. However, the amount of such nonqualifying rent income, if any, is not expected to be material, and we have complied and believe we will continue to comply with the 95% and 75% gross income tests. In addition, based on our knowledge of the real estate markets in the geographic regions in which we operate, we believe that all services that are provided to the tenants of the properties generally will be considered “usually or customarily” rendered in connection with the rental of comparable real estate. Further, we intend to provide any noncustomary services only through qualifying independent contractors, through our taxable REIT subsidiary or in compliance with the 1% de minimis exception.

If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect and we attach a schedule to our federal income tax return containing certain information concerning our gross income. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “General,” even if these relief provisions were to apply, a tax would be imposed with respect to the excess income.

Asset Tests. At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including our allocable share of real estate assets held by any partnerships in which we own interests), certain temporary investments in stock or debt instruments purchased with the proceeds of a stock offering or a public offering of long-term debt (but only for the one-year period beginning on the date we receive the applicable offering proceeds), cash, certain cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, for periods after December 31, 2015, not more than 25% of our total assets may be represented by nonqualified publicly offered REIT debt instruments as defined in Section 856(c)(5)(L). Fourth, of the investments included in the 25% asset class, the value of any one issuer’s debt and equity securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”). Fifth, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities (the “10% voting securities test”). Sixth, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities (the “10% value test”), subject to certain exceptions. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests.

The following assets (“qualifying debt”) are not treated as “securities” held by us for purposes of the 10% value test: (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiary) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury regulations (which have not yet been issued or proposed). In addition, any debt instrument issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership. The following rules apply to interests in a partnership:

•	Our interest as a partner in a partnership is not itself considered a security for purposes of the 10% value test.

•	Instead, we are deemed to own our proportionate share of each of the partnership assets.

•

Our interest in the partnership assets is our proportionate interest in any securities issued by the partnership, which includes our partnership interest and any debt issued by the partnership which is not qualifying debt. In effect, debt issued by the partnership to us which is not qualifying debt is generally treated as part of our partnership interest for purposes of applying these look-through principles.

In addition, any non-qualifying debt issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test and, if the partnership fails to meet the 75% gross income test, then the non-qualifying debt issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership.

The 5% asset test, the 10% voting securities test and the 10% value test do not apply to the securities of a taxable REIT subsidiary. However, the value of the debt and equity securities of all taxable REIT subsidiaries we own cannot represent more than 20% of the value of our total assets (or 25% of the value of our total assets in taxable years after 2025). Any corporation in which a REIT directly or indirectly owns stock (other than another REIT or a corporation engaged in certain specified activities) may be treated as a taxable REIT subsidiary if the REIT and the corporation file a joint election with the IRS for the corporation to be treated as a taxable REIT subsidiary of the REIT.

We believe that our debt and equity securities of our taxable REIT subsidiary have represented, at all relevant times, less than the applicable threshold percentage of the value of our total assets. We also believe that the value of the securities, including unsecured debt, of each other issuer in which we have owned an interest, excluding equity interests in partnerships (which are looked through rather than treated as securities for purposes of the REIT asset tests), has never exceeded 5% of the total value of our assets and that we comply with the 10% voting securities test and the 10% value test (taking into account the various exceptions referred to above). No independent appraisals have been obtained, however, to support these conclusions, and DLA Piper LLP (US), in rendering the tax opinion described above, is relying upon our representations regarding the value of our securities and our other assets. Although we plan to take steps to ensure that we continue to satisfy all of the applicable REIT asset tests, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in our taxable REIT subsidiary or changes in our other investments.

If we were to fail any of the asset tests discussed above at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions. Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which we identified the failure. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which we identified the failure, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date that the failure occurred and ending on the date we dispose of the asset (or otherwise cure the asset test failure). It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

Annual Distribution Requirements. To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income (including any net capital gain) from prior periods, subject to certain adjustments, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we may not have sufficient cash or liquid assets, from time to time, to meet the distribution requirements due to timing differences between the receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). In the event that such timing differences occur, we may need to borrow money, sell assets, pay taxable stock dividends (for example, where shareholders may elect to receive a dividend paid in cash or with newly issued shares of our common stock), or take other measures to permit us to pay the required dividends.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and penalties, if any, to the IRS based upon the amount of any deduction taken for deficiency dividends.

We are generally allowed a deduction for dividends paid to our shareholders. In order to qualify for the deduction, a dividend must not be a “preferential dividend.” For this purpose, a dividend is preferential unless it is distributed pro rata to shareholders, with no preference to any share of stock compared with other shares of the same class, and with no preference to one class as compared with another except to the extent that the class is entitled to a preference. For taxable years beginning after December 31, 2014 the preferential dividend rule was repealed for publicly offered REITs (a REIT is publicly offered if it is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). If we continue to be a publicly offered REIT, the preferential dividend rule will not apply to us.

Failure to Qualify. If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we were to fail to qualify for taxation as a REIT in any taxable year and no relief provisions were to apply, we would be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to our shareholders will be taxable as regular dividend income. Under these circumstances, subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction and individual shareholders may be eligible for a reduced tax rate on “qualified dividend income” received from regular C corporations. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. In addition, to re-elect REIT status after being disqualified, we would have to distribute as dividends, no later than the end of our first taxable year as a re-electing REIT, all of the earnings and profits attributable to any taxable years for which we were a taxable C corporation. Thus, to re-elect REIT status after being disqualified, we could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions.

Prohibited Transactions Tax. Any gain that a REIT recognizes from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by taxable REIT subsidiaries) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years prior to the sale; (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property; (iii) (a) during the taxable year we do not make more than 7 sales of property (other than sales of foreclosure property or sales to which Section 1033 applies) or (b) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of property (other than sales of foreclosure property or sales to which Section 1033 applies) that we sell during the taxable year does not exceed 10 percent of the aggregate bases (as so determined) of all of our assets as of the beginning of the taxable year, or (c) the fair market value of property (other than sales of foreclosure property or sales to which Section 1033 applies) that we sell during the taxable year does not exceed 10 percent of the fair market value of all of our assets as of the beginning of the taxable year; (iv) in the case of property, which consists of land or improvements, not acquired through foreclosure (or deed in lieu of foreclosure), or lease termination, we have held the property for not less than 2 years for production of rental income; and (v) if the requirement of clause (iii)(a) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through (a) an independent contractor (as defined in Section 856(d)(3)) from whom we do not derive or receive any income or (b) after December 31, 2015, a taxable REIT subsidiary.

For taxable periods after December 31, 2015, the safe harbor at subparagraph (iii)(b) and (c), above, is modified as follows: (1) subclause (b) maybe applied by substituting ‘20 percent’ for ‘10 percent’ and the ratio of (x) the aggregate adjusted bases of the property we have sold during the 3-year period ending with the taxable year to (y) the sum of the aggregate adjusted bases of all of our property as of the beginning of each year in such period does not exceed 10 percent; and (2) subclause (c) maybe applied by substituting ‘20 percent’ for ‘10 percent’ and the ratio of (x) the aggregate fair market values of the property we have sold during the 3-year period ending with the taxable year to (y) the sum of the aggregate fair market values of all of our property as of the beginning of each year in such period does not exceed 10 percent.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. Not all of our property sales will qualify for the safe harbor. Nevertheless, we intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives. However, the IRS may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales. Because of this prohibited transactions tax, we intend that sales of property to customers in the ordinary course of business will be made by a taxable REIT subsidiary, which will be subject to corporate-level tax on its profit but will not be subject to the 100% penalty tax on prohibited transactions.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders. As used herein, the term “U.S. shareholder” means a beneficial holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

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a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership as a U.S. person will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Under current law, certain “qualified dividend income” received by non-corporate U.S. shareholders is subject to tax at the same tax rates as long-term capital gain. Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will be subject to tax at ordinary income rates subject to three narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as “qualified dividend income” in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” (determined with regard to the dividends paid deduction) for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. Under the third exception, dividends received from a REIT may be treated as “qualified dividend income” to the extent attributable to earnings and profits accumulated in non-REIT taxable years. We do not expect to receive a material amount of dividends from our taxable REIT subsidiary or from other taxable corporations, we do not expect to pay a material amount of federal income tax on undistributed REIT taxable income or a material amount of Built-in Gains Tax, and we believe that we have previously distributed as dividends all of our non-REIT accumulated earnings and profits. Therefore, as long as we qualify as a REIT, distributions made to our non-corporate U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders who meet certain holding period requirements, to the limited extent that one of the foregoing exceptions applies). In addition, as long as we qualify as a REIT, corporate U.S. shareholders will not be eligible for the dividends received deduction as to any dividends received from us.

In addition, under Section 199A of the Code, individuals, estates and trusts who receive “qualified REIT dividends” are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. Pursuant to the Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the shareholder must meet two holding period-related requirements. First, the shareholder must hold the REIT shares for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT share becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. The 20% deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as “qualified dividend income,” as described below. Thus, for an individual domestic shareholder subject to the maximum 37% tax rate, this tax deduction reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain “qualified business income” received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of our common stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares of our common stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held by the distributee for one year or less), assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend that we declare in October, November or December of any year payable to a shareholder of record on a specific date in any such a month shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

We may elect to retain and pay income tax on all or a portion of the net long-term capital gain that we receive in a taxable year and do not distribute as a capital gain dividend. In that case, to the extent that we designate such amount in a timely notice to such shareholder, our shareholders would be required to include in their income as long-term capital gain their proportionate shares of our undistributed net capital gain. Each shareholder would be deemed to have paid his or her proportionate share of the income tax imposed on us with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder in computing his or her own federal income tax liability. In addition, the tax basis of the shareholder’s stock would be increased by his or her proportionate share of the undistributed net capital gains included in his or her income, less his or her proportionate share of the income tax imposed on us with respect to such gains.

U.S. shareholders may not include in their individual income tax returns any of our net operating losses or net capital losses. Instead, we would carry over such losses for potential offset against our future income, subject to certain limitations. Taxable distributions from us and gain from the sale of our shares will not be treated as passive activity income and, therefore, U.S. shareholders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of our stock (or distributions, if any, taxable at capital gain rates), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains or distributions, as the case may be, will be taxed at ordinary income rates. For purposes of computing each shareholder’s alternative minimum taxable income, certain of our “differently treated items” for each taxable year (for example, differences in computing depreciation deductions for regular tax purposes and alternative minimum tax purposes) may be apportioned to our shareholders in accordance with Section 59(d)(1)(A) of the Code.

In general, any gain or loss realized upon a taxable disposition of our shares by a U.S. shareholder who is not a dealer in securities will be treated as a capital gain or loss. Any loss upon a sale or exchange of shares of our common stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of actual or deemed distributions from us that were required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of our shares may be disallowed if other shares of our stock are purchased within 30 days before or after the disposition.

For non-corporate taxpayers, the tax rate differential between capital gain and ordinary income may be significant. Under current law, the highest marginal non-corporate income tax rate applicable to ordinary income is 37%. Any capital gain recognized generally will be taxed to a non-corporate taxpayer at a maximum rate of 20% with respect to capital assets held for more than one year. The tax rates applicable to ordinary income apply to gain from the sale or exchange of capital assets held for one year or less. In the case of capital gain attributable to the sale or exchange of certain real property held for more than one year, an amount of such gain equal to the amount of all prior depreciation deductions not otherwise required to be taxed as ordinary depreciation recapture income will be taxed at a maximum rate of 25%. With respect to distributions designated by us as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we also may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gain rates or at the 25% rate applicable to unrecaptured depreciation.

The characterization of income as capital or ordinary also may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer’s ordinary income only up to a maximum annual amount of $3,000. Non-corporate taxpayers may carry forward their unused capital losses. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of its capital gains, with unused losses eligible to be carried back three years and forward five years.

Medicare Tax. The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. holders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of our common stock to the extent that the U.S. holder’s adjusted gross income exceeds certain thresholds. Prospective investors should consult their own tax advisors regarding this potential impact of this tax on their individual circumstances.

Information Reporting and Backup Withholding. We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently at a 24% rate), with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be applied as a credit against the shareholder’s federal income tax liability, which could result in a refund. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us. See “Taxation of Foreign Shareholders” below.

Taxation of Tax-Exempt Shareholders. The IRS has ruled publicly that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute “unrelated business taxable income” (“UBTI”). Based upon this ruling and subject to the discussion below regarding qualified pension trust investors, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares of our stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings, however, are interpretive in nature and subject to revocation or modification by the IRS.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under

Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in our shares will constitute UBTI under certain circumstances. These prospective investors should consult with their tax advisors regarding the special UBTI rules applicable to them.

A “qualified trust” (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) by relying on a special “look-through” rule under which shares held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” if either (i) a single qualified trust holds more than 25% of the value of the REIT’s shares or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT’s shares, hold in the aggregate more than 50% of the value of the REIT’s shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT’s shares is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon the “look-through” rule.

Taxation of Foreign Shareholders. The rules governing U.S. federal income taxation of persons that are not U.S. shareholders (“Non-U.S. shareholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business, the Non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate applies and the required IRS Form W-8BEN, or Form W-8BEN-E, evidencing eligibility for that reduced rate is filed with us or (ii) the Non-U.S. shareholder files an IRS Form W-8ECI with us properly claiming that the distribution is “effectively connected” income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. shareholder’s shares, such excess will constitute gain that may be subject to U.S. federal income tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. In addition, the portion of such distributions in excess of current and accumulated earnings and profits, to the extent not subject to the 30% withholding tax on ordinary dividends, may be subject to a 15% withholding tax under FIRPTA to the extent gain on our shares would be subject to tax under FIRPTA as described below, unless the Non-U.S. shareholder obtains a withholding certificate from the IRS establishing the right to a reduced amount of FIRPTA withholding. The Non-U.S. shareholder may seek a refund from the IRS of excess tax withheld if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits or, if the 15% withholding tax applied, did not give rise to taxable gain under FIRPTA.

Under current law, distributions to a Non-U.S. shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will not be treated under FIRPTA as income “effectively connected” with a U.S. business carried on by the Non-U.S. shareholder, provided that (i) the distribution is received with respect to a class of our stock that is regularly traded on an established securities market located in the United States and (ii) the Non-U.S. shareholder does not own more than 10% of that regularly traded class of stock at any time during the one-year period ending on the date of the relevant distribution. Rather than being subject to tax as effectively connected income under FIRPTA, such distributions will be treated as ordinary REIT dividends that are not capital gain dividends. Thus, unless effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business, such distributions would be subject to the 30% withholding tax described above (as opposed to a 21% withholding tax rate under FIRPTA), such distributions will not be subject to the branch profits tax, and Non-U.S. shareholders generally will not be required to file a U.S. federal income tax return by reason of receiving such distributions. In addition, certain qualified shareholders and qualified foreign pension funds are generally exempted from FIRPTA. You are urged to consult your own tax advisor on the application of these exemptions.

In the case of any Non-U.S. shareholder who is not eligible for the exceptions described in the preceding paragraph (an “Ineligible Non-U.S. shareholder”), for any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to such Ineligible Non-U.S. shareholder under the provisions of FIRPTA. Under FIRPTA, these distributions are taxed to an Ineligible Non-U.S. shareholder as if such gain were effectively connected with a U.S. business. Thus, Ineligible Non-U.S. shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and will be required to file U.S. federal income tax returns. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax if received by a corporate Ineligible Non-U.S. shareholder not entitled to treaty relief or exemption. We are required by applicable Treasury regulations to withhold 21% of any distribution to an Ineligible Non-U.S. shareholder that could be designated by us as a capital gain dividend. This amount may be applied as a credit against the Ineligible Non-U.S. shareholder’s FIRPTA tax liability.

Gain recognized by a Non-U.S. shareholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. As of the date of this prospectus supplement, we believe that we qualify as a “domestically controlled REIT,” and that the sale of common stock by a Non-U.S. shareholder therefore will not be subject to tax under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we are, or will continue to be, a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder’s gain would be taxed under FIRPTA would depend on whether our common stock is regularly traded on an established securities market at the time of sale and on the selling shareholder’s percentage interest in our stock during a certain period ending on the date of sale. In addition, gain not subject to FIRPTA will be taxable to a Non-U.S. shareholder if (i) the investment in our common stock is treated as effectively connected with the Non-U.S. shareholder’s U.S. trade or business, in which case the Non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of our common stock were to be subject to tax under FIRPTA, the Non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and possible imposition of a 30% branch profits tax in the case of foreign corporations).

Information Reporting and Backup Withholding. Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is a Non-U.S. shareholder or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a United States or foreign broker will not generally be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the Non-U.S. shareholder’s foreign status or has no actual knowledge to the contrary.

Generally, Non-U.S. shareholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN, W-8BEN-E). In the absence of a proper withholding certificate, applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payor. If a Non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury regulations varies depending on the Non-U.S. shareholder’s particular circumstances, Non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the Non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities. Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments made to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements.

Such payments will include U.S.-source dividends and may also include gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of the shares could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold shares through a non-U.S. person (e.g. a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of shares could also be subject to FATCA withholding. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Other Tax Considerations—Legislative or Other Actions Affecting REITs. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their shareholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State and Local Taxes

Getty Realty Corp., its subsidiaries, and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside (although shareholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions), and their state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we and the forward purchasers (or their respective affiliates) have severally agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
J.P. Morgan Securities LLC	2,000,000
Wells Fargo Securities, LLC	2,000,000

Total	4,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of our common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters, the forward purchasers and their respective affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

The underwriters have agreed to purchase shares of our common stock at a price of $32.48 per share, which will result in approximately $129.9 million of proceeds to us before expenses, subject to certain adjustments, upon full physical settlement of the forward sale agreements. The underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. For the purposes of calculating the aggregate proceeds to us before expenses, we have assumed that the forward sale agreements will be fully physically settled based on a forward sale price equal to the initial forward sale price of $32.48 per share, which is the price to be paid to the forward purchasers (or their respective affiliates) by the underwriters. The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement.

We estimate that the total expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $250,000.

Option to Purchase Additional Shares

The underwriters have been granted a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 600,000 shares of our common stock at the price per share set forth on the cover page of this prospectus supplement, less any dividends or distributions payable on the shares initially purchased by the underwriters but not payable on such option shares. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. Upon any exercise of such option, we expect to enter into additional forward sale agreements with the forward purchasers in respect of the number of shares sold by the forward purchasers (or their respective affiliates) in connection with the exercise of such option. In such event, if the forward purchasers (or their respective affiliates) do not deliver and sell all of the shares of our common stock to be sold by them to the underwriters in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchasers (or their respective affiliates) do not deliver and sell, and the number of shares underlying the additional forward sale agreements will be decreased by the number of shares that we issue and sell.

The additional forward sale agreements that we will enter into in the event the underwriters exercise their option to purchase additional shares of our common stock will be on substantially the same terms as the initial forward sale agreements described below, except that they will cover only the number of shares of our common stock that are subject to such option exercise and the initial forward sale price under the additional forward sale agreements will be the initial forward sale price under the initial forward sale agreements, subject to certain adjustments.

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock, for a period of 45 days after the date of this prospectus supplement without first obtaining the written consent of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions (including sales made in connection with the forward sale agreements), not to directly or indirectly:

•	offer, pledge, sell, or contract to sell any shares of our common stock;

•	sell any option or contract to purchase any shares of our common stock;

•	purchase any option or contract to sell any shares of our common stock;

•	grant any option, right, or warrant for the sale of any shares of our common stock;

•	lend or otherwise dispose of or transfer any shares of our common stock;

•	file or request or demand that we file, or otherwise cause to be filed, a registration statement related to shares of our common stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise.

This lock-up provision applies to shares of our common stock and to securities convertible into, or exchangeable or exercisable for, shares of our common stock. It also applies to shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “GTY.”

Price Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Affiliates of the underwriters and the forward purchasers (or their respective affiliates) are lenders under our Credit Facility. In connection with their participation in our Credit Facility, such parties receive customary fees, and to the extent that we use any of the net proceeds, if any, received upon the settlement of the forward sale agreements to repay borrowings outstanding under our Credit Facility, such parties will receive their proportionate share of any amount of our Credit Facility that is repaid with the proceeds.

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of their business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, J.P. Morgan Securities LLC (and/or its affiliates) is also selling agent, forward purchaser and forward seller under the ATM Program. The underwriters and their respective affiliates may in the future provide various investment banking and other services to us, and our affiliates, for which they would receive customary compensation from us.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, investment banking and other financial institutions, like the underwriters and their affiliates, would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Forward Sale Agreements

We expect to enter into separate forward sale agreements with the forward purchasers. In connection with the forward sale agreements, the forward purchasers (or their respective affiliates) are expected to borrow from third parties and sell to the underwriters an aggregate of 4,000,000 shares of our common stock that will be sold in this offering. If the forward purchasers (or their respective affiliates) do not deliver and sell all of the shares of our common stock to be sold by them to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchasers (or their respective affiliates) do not sell and the number of shares underlying the forward sale agreements will be decreased in respect of the number of shares that we issue and sell. In such event, we or the underwriters will have the right to postpone the closing date for one business day to effect any required changes to the documents or arrangements.

We will not receive any proceeds from the sale of shares of our common stock by the forward purchasers (or their respective affiliates), but we expect to receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, at the forward sale price, from the forward purchasers upon full physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to fully physically settle the forward sale agreements.

We expect to physically settle the forward sale agreements within approximately one year from the date of this prospectus supplement, subject to acceleration by the forward purchasers upon the occurrence of certain events. On a settlement date, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers under the forward sales agreements at the then-applicable forward sale price. The forward sale price initially will be $32.48, which is the price to be paid to the forward purchasers (or their respective affiliates) by the underwriters. The forward sale agreements provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate, less a spread, and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank rate is less than the spread for the forward sale agreements on any day, the interest factor will result in a daily reduction of the forward sale price.

Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under the forward sale agreements. Although we expect to settle the forward sale agreements entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle the forward sale agreements if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying the forward sale agreements.

If we elect to physically settle the forward sale agreements, we will receive an amount of cash from the forward purchasers equal to the product of the forward sale price per share under the forward sale agreements and the number of shares of our common stock underlying the forward sale agreements. If we elect cash settlement or net share settlement with respect to all or a portion of shares of our common stock underlying the forward sale agreements, we expect the forward purchasers (or their respective affiliates) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind each forward purchaser’s hedge position (after taking into consideration any shares of our common stock to be delivered by us to the forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of the forward sale agreements.

If the volume-weighted average price at which the forward purchasers (or their respective affiliates) are able to purchase (or is deemed able to purchase) shares during the unwind period under the forward sale agreements is above the forward sale price, in the case of cash settlement, we would pay the forward purchasers under the forward sale agreements an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchasers a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which the forward purchasers (or their respective affiliates) are able to purchase (or are deemed able to purchase) shares during the unwind period under the forward sale agreements is below the forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchasers under the forward sale agreements or, in the case of net share settlement, we would receive from the forward purchasers a number of shares of our common stock having a value equal to the difference.

In addition, the purchase of shares of our common stock in connection with the forward purchasers (or their respective affiliates) unwinding the forward purchasers’ hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchasers (or decreasing the amount of cash that the forward purchasers would owe us) upon a cash settlement of the forward sale agreements or increasing the number of shares of our common stock we would deliver to the forward purchasers (or decreasing the number of shares of our common stock that the forward purchasers would deliver to us) upon net share settlement of the forward sale agreements. See “Risk Factors—Risks Related to this Offering and the Forward Sale Agreements.”

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by such event) and require us to physically settle on a date specified by the forward purchaser if (i) in the forward purchaser’s good faith commercially reasonable judgment, it or its affiliate (a) is unable to hedge its exposure under the forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under the forward sale agreement; (ii) we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (iii) certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded; (iv) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or insolvency or a delisting of shares of our common stock) or the occurrence of a change in law under the forward sale agreement; or (v) certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the forward sale agreement (each as more fully described in the forward sale agreements). A forward purchaser’s decision to exercise its right to accelerate its forward sale agreement and to require us to physically settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, each of the forward sale agreements will terminate without further liability of either party. Following any such termination, we would not deliver any shares of common stock and we would not receive any proceeds pursuant to the forward sale agreements. See “Risk Factors—Risks Related to this Offering and the Forward Sale Agreements.”

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters will be passed upon for us by DLA Piper LLP (US). Skadden, Arps, Slate, Meagher & Flom LLP will act as counsel to the underwriters and the forward purchasers.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Except as specifically described below, information include on the SEC’s website is not incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement and the accompanying prospectus and information that we file later with the SEC prior to the termination of this offering of our common stock will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 12, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 13, 2025;

•	our Current Report on Form 8-K, filed with the SEC on January 21, 2026 (Item 5.02 only); and

•	the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 12, 2026.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering of our common stock, but excluding any information furnished to, rather than filed with, the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Documents incorporated by reference in this prospectus supplement and the accompanying prospectus are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:

Getty Realty Corp.

292 Madison Avenue, 9th Floor

New York, New York 10017-6318

(646) 349-6000

Attention: Investor Relations

Our SEC filings also are available on our Internet website at http://www.gettyrealty.com; however, the information found on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

NON-GAAP MEASURES

Reconciliation of Net Earnings to EBITDAre and Adjusted EBITDA

(in millions)	For the Three Months Ended December 31, 2025
Net earnings	$27.0
Interest expense	12.3
Income taxes	0.2
Depreciation and amortization of real estate assets	15.9
Gain on dispositions of real estate	(5.5)
Impairments	0.5

EBITDAre	$50.4
Revenue recognition adjustments	(4.1)
Adjustment for current quarter acquisitions	0.5
Loss on termination of interest rate swaps	1.7

Adjusted EBITDA	$48.4
x4

Annualized Adjusted EBITDA	$193.6

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), we also calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for use in calculating the ratio of net debt to Adjusted EBITDA, which we use as a supplemental measure of our indebtedness.

The ratio of net debt to EBITDA is generally considered by analysts and investors to be an appropriate measure of indebtedness for REITs, and we believe it is useful in comparing our level of indebtedness to those of our peers and other real estate companies.

EBITDAre is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of real estate assets, (iv) gains or losses on dispositions of real estate assets, and (v) impairment charges.

We define Adjusted EBITDA as EBITDAre (i) excluding certain revenue recognition adjustments (deferred rental revenue (straight-line rent), the net amortization of intangible market lease assets and liabilities, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives) and (ii) adjusted for recently acquired properties that were not owned for the full period. Adjusted EBITDA is then annualized to calculate the ratio of net debt to Adjusted EBITDA.

Annualized Adjusted EBITDA does not reflect our historical results and does not predict future results, which may be substantially different.

Other REITs may use definitions of EBITDAre, Adjusted EBITDA and net debt to Adjusted EBITDA that are different than ours and, accordingly, may not be comparable.

GETTY REALTY CORP.

Common Stock

Preferred Stock

Debt Securities

Warrants to Purchase Common Stock, Preferred Stock or

Debt Securities and Units

We may offer to the public and sell from time to time in one or more offerings, (i) shares of common stock, par value $0.01 per share, (ii) shares of preferred stock, (iii) debt securities, (iv) warrants to purchase common stock, preferred stock or debt securities, or (v) any combination of the foregoing, either individually or as units comprised of one or more of the other securities. When we offer securities, we will provide the specific terms for each of these securities in supplements to this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and any supplement before you invest.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of the securities will be set forth in the applicable prospectus supplement or free writing prospectus. Such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be consistent with our declaration of trust or otherwise appropriate to, among other purposes, preserve our status as a real estate investment trust for U.S. federal income tax purposes. See section entitled “Description of Capital Stock – Ownership and Transfer Restrictions” beginning on page 7 of this prospectus.

The applicable prospectus supplement will also contain information, where appropriate, about the risk factors and U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by that prospectus supplement or any free writing prospectus. We may offer the securities directly, through agents designated by us from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. See “Plan of Distribution”. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Shares of our common stock are traded on the New York Stock Exchange under the symbol “GTY.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus as well as the risk factors contained in our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, for a discussion of risk factors that you should consider before investing in our securities.

This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2024.

TRADEMARKS

This prospectus and the documents incorporated by reference in this prospectus contain references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in this prospectus may appear without the © or ® or ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained or incorporated by reference in this prospectus and any applicable prospectus supplement is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information they contain has been obtained from third-party sources we believe to be reliable. Our internal data and estimates are based upon our senior leadership team’s analysis of the target market and business sectors in which we operate, as well as information obtained from trade and business organizations and other contacts in our target market and business sectors, and such information has not been verified by any independent sources.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under of the Securities Act of 1933, as amended (the “Securities Act”), using an “automatic shelf” registration process. Under this automatic shelf registration process, we are registering an unspecified amount of any combination of the securities described in this prospectus and may sell such securities, at any time and from time to time, in one or more offerings. As allowed by the SEC rules, this prospectus provides you with a general description of the securities we may offer. We may also file, from time to time, a prospectus supplement or an amendment to the registration statement of which this prospectus forms a part containing additional information about us and the terms of the offering of the securities. That prospectus supplement or amendment may include additional risk factors or other special considerations applicable to the securities. Any prospectus supplement or amendment may also add, update or supersede information in this prospectus. If there is any supplement or amendment, you should rely on the information in that prospectus supplement or amendment.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement and any amendments to such registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information” before considering an investment in the securities offered by that prospectus supplement. Information incorporated by reference with the SEC after the date of this prospectus, or information included in any prospectus supplement or an amendment to the registration statement of which this prospectus forms a part, may add, update or supersede information in this prospectus or any prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may include “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “seeks,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and are not historical facts.

Examples of forward-looking statements included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement include, but are not limited to, our statements regarding our network of convenience stores, express tunnel car washes, automotive service centers, automotive parts retailers, and certain other freestanding retailers, including drive-thru quick service restaurants; substantial compliance of our properties with federal, state and local provisions enacted or adopted pertaining to environmental matters; the effects of U.S. federal tax reform and other legislative, regulatory and administrative developments; the impact of existing legislation and regulations on our competitive position; our prospective future environmental liabilities, including those resulting from preexisting unknown environmental contamination; quantifiable trends, which we believe allow us to make reasonable estimates of fair value for the future costs of environmental remediation resulting from the removal and replacement of underground storage tanks (“UST”); the impact of our redevelopment efforts related to certain of our properties; the amount of revenue we expect to realize from our properties; our belief that our owned and leased properties are adequately covered by casualty and liability insurance; our workplace demographics, recruiting efforts, and employee compensation program; Funds From Operations and Adjusted Funds From Operations as measures that represent our core operating performance and its utility in comparing our core operating performance between periods; the reasonableness of our estimates, judgments, projections and assumptions used regarding our accounting policies and methods; our critical accounting policies; our exposure and liability due to and our accruals, estimates and assumptions regarding our environmental liabilities and remediation costs; loan loss reserves or allowances; our belief that our accruals for environmental and litigation matters, including matters related to our former Newark, New Jersey Terminal and the Lower Passaic River, our methyl tertiary butyl ether (a fuel derived from methanol, commonly referred to as “MTBE”) multi-district litigation cases in the states of Pennsylvania and Maryland, were appropriate based on the information then available; our claims for reimbursement of monies expended in the defense and settlement of certain MTBE cases under pollution insurance policies; compliance with federal, state and local provisions enacted or adopted pertaining to environmental matters; our beliefs about the settlement proposals we receive and the probable outcome of litigation or regulatory actions and their impact on us; our expected recoveries from UST funds; our indemnification obligations and the indemnification obligations of others; our investment strategy and its impact on our financial performance; the adequacy of our current and anticipated cash flows from operations, borrowings under our second amended and restated credit agreement (as amended, “Second Restated Credit Agreement”) and available cash and cash equivalents; our continued compliance with the covenants in our Second Restated Credit Agreement and our senior unsecured notes; our belief that certain environmental liabilities can be allocated to others under various agreements; our belief that our real estate assets are not carried at amounts in excess of their estimated net realizable fair value amounts; our beliefs regarding our properties, including their alternative uses and our ability to sell or lease our vacant properties over time; and our ability to maintain our federal tax status as a real estate investment trust (“REIT”).

These forward-looking statements are based on our current beliefs and assumptions and information currently available to us, and are subject to known and unknown risks, uncertainties and other factors and were derived utilizing numerous important assumptions that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors and assumptions involved in the derivation of forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. These factors and assumptions may have an impact on the continued accuracy of any forward-looking statements that we make.

Factors which may cause actual results to differ materially from our current expectations include, but are not limited to the risks described in “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be updated from time to time in our public filings and the risks associated with: complying with environmental laws and regulations and the costs associated with complying with such laws and regulations; substantially all of our tenants depending on the same industry for their revenues; the creditworthiness of our tenants; our tenants’ compliance with their lease obligations; renewal of existing leases and our ability to either re-lease or sell properties; our dependence on external sources of capital; counterparty risks; the uncertainty of our estimates, judgments, projections and assumptions associated with our accounting policies and methods; our ability to successfully manage our investment strategy; potential future acquisitions and redevelopment opportunities; changes in interest rates and our ability to manage or mitigate this risk effectively; owning and leasing real estate; our business operations generating sufficient cash for distributions or debt service; adverse developments in general business, economic or political conditions; adverse effect of inflation; federal tax reform; property taxes; potential exposure related to pending lawsuits and claims; owning real estate primarily concentrated in the Northeast and Mid-Atlantic regions of the United States; competition in our industry; the adequacy of our insurance coverage and that of our tenants; failure to qualify as a REIT; dilution as a result of future issuances of equity securities; our dividend policy, ability to pay dividends and changes to our dividend policy; changes in market conditions; provisions in our corporate charter and by-laws; Maryland law discouraging a third-party takeover; the loss of a member or members of our management team or Board of Directors; changes in accounting standards; future impairment charges; terrorist attacks and other acts of violence and war; our information systems; failure to maintain effective internal controls over financial reporting; and negative impacts from geopolitical uncertainty on the global economy or on our tenants’ businesses, financial position or results of operations, including from the continued presence of COVID-19, and the conflicts between Ukraine and Russia and Israel and Hamas.

As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results, our growth or reinvestment strategies, our ability to pay dividends or stock price. An investment in our stock involves various risks, including those mentioned above and elsewhere in this prospectus and those that are described from time to time in our other filings with the SEC.

You should not place undue reliance on forward-looking statements, which reflect our view only as of the date hereof. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in this prospectus, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

Investing in our securities involves risks and uncertainties that could affect us and our business, as well as the real estate industry generally. Before you invest in our securities, in addition to the other information in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K filed with the SEC, which are incorporated by reference into this prospectus and any accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our securities and your investment therein. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

THE COMPANY

You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 3 of this prospectus, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “Getty”, “we”, “us” and “our” refer to Getty Realty Corp. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only Getty Realty Corp.

We are a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. Our portfolio includes convenience stores, car wash properties, automotive service centers (gasoline and repair, oil and maintenance, tire and battery, collision) and certain other freestanding retail properties, including drive-thru quick service restaurants and automotive parts retailers. Our predecessor was originally founded in 1955 and our common stock was listed on the NYSE in 1997.

As of September 30, 2023, our portfolio included 1,080 properties located in 40 states and Washington, D.C., and our tenants operate under a variety of national and regional brands. We are internally managed by our management team, which has extensive experience acquiring, owning and managing convenience, automotive and other single tenant retail real estate.

Our nationwide portfolio includes a concentration in the Northeast and Mid-Atlantic regions that we believe is unique and not readily available for purchase or lease from other owners or landlords. Our typical property consists of approximately one acre of land in a larger metropolitan area and is used as a convenience store, express tunnel car wash, automotive service center or certain other freestanding retailers, including drive-thru quick service restaurants and automotive parts retailers. Many of our properties are located at highly trafficked urban intersections or conveniently close to highway entrances or exit ramps.

Substantially all of our properties are leased on a triple-net basis to convenience store retailers, petroleum distributors, car wash operators and other automotive-related and retail tenants. Our tenants either operate their businesses at our properties directly or, in the case of certain convenience stores and gasoline and repair stations, sublet our properties and supply fuel to third parties who operate the businesses. Our triple-net lease tenants are responsible for the payment of all taxes, maintenance, repairs, insurance and other operating expenses relating to our properties, and are also responsible for environmental contamination occurring during the terms of their leases and, in certain cases, also for environmental contamination that existed before their leases commenced.

We elected to be treated as a REIT under the federal income tax laws beginning January 1, 2001. The Internal Revenue Code of 1986, as amended (the “Code”), permits a qualifying REIT to deduct dividends paid, thereby effectively eliminating corporate level federal income tax and making the REIT a pass-through vehicle for federal income tax purposes if certain REIT qualifications are met. To meet the applicable requirements of the Code, a REIT must, among other things, invest substantially all of its assets in interests in real estate (including mortgages and other REITs) or cash and government securities, derive most of its income from rents from real property or interest on loans secured by mortgages on real property, and distribute to shareholders annually a substantial portion of its taxable income. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders each year and would be subject to corporate level federal income taxes on any taxable income that is not distributed.

Our executive offices are located at 292 Madison Avenue, 9th Floor, New York, New York 10017-6318 and our telephone number is 646-349-6000.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for general corporate purposes, including funding our investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock that we may offer in offerings under this prospectus. The statements below describing our capital stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws, which are exhibits to the registration statement that includes this prospectus. The terms of our capital stock may also be affected by Maryland law.

Common Stock

We have the authority to issue 100,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2023, we had outstanding 53,952,539 shares of common stock. Our common stock is traded on the New York Stock Exchange under the symbol “GTY.”

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. For the election of our board of directors, holders of common stock are not entitled to cumulative voting rights. Our common shareholders are entitled to receive ratably such dividends that we declare out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Getty, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of our preferred stock. The holders of our common stock have no preemptive rights or rights to convert their common stock into other securities. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of our preferred stock.

Under the Maryland General Corporation Law and our charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of our common stock may be made only if, after giving effect to the distribution, our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to the holders of common stock. We have complied with this requirement in all of our prior distributions to holders of common stock.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation may provide, however, in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Preferred Stock

We have the authority to issue 20,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors has the authority, without further action by the holders of common stock, to issue shares of preferred stock in one or more classes or series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change in control of us or make removal of our management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock. As of January 5, 2024, we do not have any preferred stock outstanding.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the board of directors by filing articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Ownership and Transfer Restrictions

Because our board of directors believes that it is desirable for Getty to qualify for taxation as a REIT, provisions in our charter provide that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than: (i) 5% of the lesser of the number or value of shares of common stock outstanding; or (ii) 5% of the lesser of the number or value of the issued and outstanding shares of any class or series of our preferred stock.

These provisions are designed to ensure that Getty complies with the closely held prohibition, and that it does not derive rent from a related tenant. Our board of directors granted exemptions from the ownership limit to certain existing shareholders (Mr. Safenowitz and his affiliated trusts and partnerships and certain institutional investors) who own stock in excess of the ownership limitations.

The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the ownership or acquisition of less than 5% of our common or preferred stock or the ownership or acquisition of an interest in an entity that owns, actually or constructively, our common or preferred stock by an individual or entity could cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limits.

Article VI of our charter provides that if the ownership or any purported transfer or acquisition of shares of Getty stock would result in any person (the “Prohibited Transferee”) violating the ownership limit, then the number of shares that exceed the ownership limit will be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. Article VI of the charter provides that within 20 days of receiving notice from Getty of the transfer of shares to the trust, the trustee will be required to sell the shares to a person or entity who could own such shares without violating the ownership limitation and distribute to the Prohibited Transferee generally the lesser of the price paid by the Prohibited Transferee for shares or the sales proceeds received by the trust for those shares. Prior to a sale of any shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions and will be entitled to exercise all voting rights with respect to those shares. Additionally, shares of stock held in the trust will be deemed to have been offered for sale to Getty, or its designee, at a price per share generally equal to the lesser of the price paid by the Prohibited Transferee for such shares and the market value of the shares on the date Getty, or its designee, accepts the offer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc., 211 Quality Circle, Suite 210, College Station, TX 77845.

Possible Anti-Takeover Effects of Maryland Law and our Charter and Bylaws

Our charter and bylaws contain certain provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. In addition, certain provisions of the Maryland General Corporation Law may hinder or delay an attempted takeover of our company other than through negotiation with our board of directors. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our shareholders believe this action to be in their best interest, including attempts that might result in our shareholders’ receiving a premium over the market price of their shares of our capital stock.

Number of Directors; Vacancies. The number of directors on our board of directors may only be altered by the action of a majority of our entire board of directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors. A vacancy on our board of directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, although such majority may be less than a quorum. Any individual so elected as director holds office until the next annual meeting of shareholders and until his successor is elected and qualifies.

Power to Issue Preferred Stock. Our board of directors has the authority, without further action by the holders of our common stock, to issue shares of preferred stock in one or more classes or series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.

Power to Reclassify Shares of Our Stock. Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into one or more classes or series of stock, and to divide and classify shares of any class into one or more series of such class. Prior to issuance of classified or reclassified shares of any class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.

Special Shareholders’ Meetings. Our bylaws provide that special meetings of shareholders may be called only by our president, chairman of the board, chief executive officer or board of directors, or by our shareholders only upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Advance Notice Provisions. Our bylaws establish an advance written notice procedure for shareholders seeking to nominate candidates for election as directors at any annual meeting of shareholders and to bring business before an annual meeting of our shareholders. Our bylaws provide that only persons who are nominated by or at the direction of our board of directors or by a shareholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of shareholders must be presented either by our board of directors or by a shareholder in compliance with the procedures in our bylaws. A shareholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of shareholders.

Restrictions of Transfer. The ownership and transfer restriction provisions in our charter described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which shareholders might receive a premium for their stock over the then prevailing market price or which shareholders might believe to be otherwise in their best interest.

Maryland Business Combination Act. In addition to these provisions of our charter and bylaws, we are subject to the provisions of Maryland Business Combination Act (the “Business Combination Act”), which prohibits transactions between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Generally, pursuant to the Business Combination Act, an “interested shareholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of a Maryland corporation’s voting stock. These provisions could have the effect of delaying, preventing or deterring a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our capital stock.

Maryland Control Share Acquisition Act. The Maryland Control Share Acquisition Act may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. In our charter and bylaws, we have elected not to have the Maryland Control Share Acquisition Act apply to any acquisition by any person of shares of stock of our Company.

Unsolicited Takeovers Act. Subtitle 8 of Title 3 of the MGCL, commonly referred to as the Maryland Unsolicited Takeover Act (“MUTA”), permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors, by provision in its charter or by-laws or a resolution of its board of directors, without obtaining stockholder approval and notwithstanding any contrary provision in the charter or by-laws, to elect to be governed by any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

On February 23, 2022, our board of directors approved a resolution that prohibits the Company from electing to be subject to the provisions contained in Section 3-803 of MUTA, unless such election is first approved by the shareholders of the Company by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. We filed Articles Supplementary documenting the resolution of the Board of Directors with the Maryland State Department of Assessments and Taxation of Maryland (“SDAT”) on February 24, 2022. As a result, we are prohibited from electing to be subject to Section 3-803 of the MGCL, which would permit the Company to classify our board of directors without shareholder approval, and such prohibition may not be repealed unless first approved by our shareholders by the affirmative vote of at least a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of directors.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of Getty Realty Corp., to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee (collectively, the “indenture”). The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find Additional Information.” Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We may issue the debt securities issued under the indenture as “original issue discount securities,” which means that they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	if applicable, the duration and terms of the right to extend interest payment periods;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	whether the debt securities will be guaranteed.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange.

Subordination of Subordinated Debt Securities

We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger or Sale of Assets

Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;

•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	our failure to deposit any sinking fund payment when due;

•

our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

Warrant to Purchase Common Stock or Preferred Stock

The following summarizes the terms of the common stock warrants and preferred stock warrants that we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General. We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including, but not limited to:

•	the offering price, if any;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	U.S. federal income tax consequences;

•	call provisions, if any;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, any antidilution provisions.

Exercise of Stock Warrants. You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Shareholders. Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as shareholders with respect to any meeting of shareholders, or to exercise any rights whatsoever as shareholders.

Warrants to Purchase Debt Securities

The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

General. We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including, but not limited to:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•	if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	U.S. federal income tax consequences;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. You will not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

Exercise of Debt Warrants. You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant certificate, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant certificate representing the unexercised debt warrants.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any shares of common stock, shares of preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to our taxation as a REIT under the Code. This section also summarizes material U.S. federal income tax considerations relating to the ownership and disposition of our common stock. A prospectus supplement will contain information about additional U.S. federal income tax considerations, if any, relating to a particular offering of preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

DLA Piper LLP (US) has reviewed this summary and is of the opinion that the discussion contained herein, to the extent it constitutes statements of law, fairly summarizes the U.S. federal income tax consequences that are material to a holder of our common stock. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to shareholders (including, but not limited to, insurance companies, tax-exempt entities, persons subject to the alternative minimum tax, financial institutions or broker-dealers, persons holding stock through partnerships and other pass-through entities, regulated investment companies, REITs, persons holding our common stock as part of a hedge, straddle, conversion or other risk reduction or constructive sale transaction, foreign corporations and persons who are not citizens or residents of the United States (except as discussed below), U.S. expatriates and persons whose functional currency is not the U.S. dollar) who are subject to special treatment under the U.S. federal income tax laws.

The information in this section is based on the current provisions of the Code, current final, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies reflected in private letter rulings issued to other taxpayers, which rulings would not be binding on the IRS in any of its dealings with us. These sources are being relied upon as of the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of law, on which the information in this section is based. Any change of this kind could apply retroactively to transactions preceding the date of the change in law. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion will not be challenged by the IRS or will be sustained by a court if so challenged.

Each prospective shareholder is advised to consult with his or her own tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of our status as a REIT and the ownership and sale of our stock. This includes the U.S. federal, state, local, and foreign income and other tax consequences of the ownership and sale of our stock, and the potential impact of changes in applicable tax laws.

Tax Cuts and Jobs Act

Tax reform legislation commonly known as the Tax Cuts and Jobs Act, or TCJA, generally took effect for taxable years beginning on or after January 1, 2018 (subject to certain exceptions). This legislation made many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. These changes are generally effective for taxable years beginning after December 31, 2017. However, a number of changes that reduce the tax rates applicable to noncorporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them.

Taxation of Getty Realty Corp.

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and we believe that we have met the requirements for qualification and taxation as a REIT since our initial REIT election in 2001. We intend to continue to operate in such a manner as to continue to so qualify, but no assurance can be given that we have qualified or will remain qualified as a REIT. We have not requested and do not intend to request a ruling from the IRS as to our current status as a REIT. However, we have received an opinion from DLA Piper LLP (US) stating that, since the commencement of our taxable year which began January 1, 2015 through the tax year ended December 31, 2023, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of organization and operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT for our current and subsequent taxable years. It must be emphasized that this opinion is based on various assumptions and on our representations concerning our organization and operations, including an assumption that we qualified as a REIT at all times from January 1, 2001 through December 31, 2011, and including representations regarding the nature of our assets and the conduct and method of operation of our business. The opinion cannot be relied upon if any of those assumptions and representations later prove incorrect or the facts otherwise vary from those relied on by DLA Piper LLP (US) in rendering the opinion. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, requirements as to distribution and diversity of stock ownership, and various other REIT qualification tests imposed under the Code, the results of which will not be reviewed by DLA Piper LLP (US). Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. For additional information regarding the risks associated with our failure to qualify as a REIT, see “Risk Factors” contained in our Annual Report on Form 10-K filed for the year ended December 31, 2022.

The opinion of DLA Piper LLP (US) is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a tax ruling (which we will not seek), this opinion is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our status as a REIT.

If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income and capital gain that we distribute (or are deemed to distribute) currently to our shareholders. Even if we qualify as a REIT, however, we will be subject to federal income taxes under the following circumstances. First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the “alternative minimum tax” on certain items of tax preference. Third, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. This 100% tax on income from prohibited transactions is discussed in more detail below. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the gross income attributable to the greater of the amount by which we failed the 75% test or the amount by which we failed the 95% test, multiplied by a fraction intended to reflect our profitability. Sixth, if we were to violate one or more of the REIT asset tests (as discussed below) under certain circumstances, but the violation was due to reasonable cause and not willful neglect and we were to take certain remedial actions, we may avoid a loss of our REIT status by, among other things, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during a specified period. Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income (including net capital gain) from prior years, subject to certain adjustments, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Eighth, if we were to acquire any asset, directly or indirectly, from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we were to recognize gain on the disposition of such asset during the 5-year period beginning on the date on which we acquired such asset, then, to the extent of such property’s “built-in” gain (the excess of the fair market value of such property at the time we acquired it over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. We refer to this tax as the “Built-in Gains Tax.” Ninth, if we fail to satisfy certain of the REIT qualification requirements under the Code (other than the gross income and asset tests), and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure to maintain our REIT status. Finally, if we fail to comply with the requirements to send annual letters to certain shareholders requesting information regarding the actual ownership of our outstanding stock and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Activities conducted by a taxable REIT subsidiary are subject to federal income tax at regular corporate rates. In general, a taxable REIT subsidiary may engage in activities that, if engaged in directly by a REIT, would produce income that does not satisfy the REIT gross income tests, described below, or income that, if earned by the REIT, would be subject to the 100% tax on prohibited transactions, also described below. A number of constraints, however, are imposed on REITs and their taxable REIT subsidiaries to ensure that taxable REIT subsidiaries pay an appropriate corporate-level tax on their income. For example, a taxable REIT subsidiary is subject to the “earnings stripping” rules of the Code with respect to interest paid to the REIT, which could defer or disallow a portion of our taxable REIT subsidiary’s deductions for interest paid to us under certain circumstances. In addition, if a taxable REIT subsidiary were to make deductible payments to us (such as interest or rent), and the amount of those deductible payments is determined by the IRS to exceed the amount that unrelated parties would charge to each other, we would be subject to a 100% penalty tax on the excess payments. We would incur a similar 100% penalty tax on a portion of the rent we receive from our tenants, to the extent that the IRS determines that the rent payments are attributable to certain services provided to our tenants by a taxable REIT subsidiary without receiving adequate compensation either from us or from our tenants. We have only one taxable REIT subsidiary and as of the date of this prospectus; it has no activities or assets.

Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7)

which makes an election to be a REIT (or has made such an election for a previous taxable year, which election has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets and regarding distributions to its shareholders.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We have issued sufficient shares of our common stock with sufficient diversity of ownership to allow us to satisfy requirements (5) and (6). We will be treated as having met condition (6) above if we complied with certain Treasury regulations for ascertaining the ownership of our stock and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held to cause us to fail condition (6). In addition, Article VI of our Articles of Incorporation contains restrictions regarding the transfer and ownership of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above but without causing us to violate the freely transferable shares requirement described in clause (2) above. See “Description of Capital Stock—Ownership and Transfer Restrictions.”

In the case of a REIT owning an interest in a partnership, joint venture, limited liability company, or other legal entity that is classified as a partnership for federal income tax purposes (which we refer to collectively as partnerships), the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share (based on the REIT’s capital interest in the partnership). In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests that are discussed below. As of the date of this prospectus, we do not own any interests in entities that are treated as partnerships for federal tax purposes.

Income Tests. To maintain our qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, mortgage interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Any properly identified transaction that we entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets (including for periods after December 31, 2016, certain transactions related to the termination of such hedge) must constitute a “hedging transaction” (as defined in Section 1221(b)(2)(A)(ii) or (iii) of the Code and the Treasury regulations thereunder) to avoid giving rise to non-qualifying gross income, and any income or gain that we derive from such a properly-identified hedging transaction will be excluded from our gross income for purposes of the 95% gross income test (but not the 75% gross income test). For hedging transactions entered into after July 30, 2008, such income is also excluded for purposes of the 75% gross income test.

Rents that we receive will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as “rents from real property” if we directly or constructively were deemed to own 10% or more of the ownership interests in such tenant (a “Related Party Tenant”), unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rent to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to our tenants, other than through an “independent contractor”

from whom we derive no revenue. The “independent contractor” requirement, however, does not apply to the extent the services we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, the “independent contractor” requirement will not apply to noncustomary services we provide, if the annual value of such noncustomary services does not exceed 1% of the gross income derived from the property with respect to which the noncustomary services are provided (the “1% de minimis exception”). For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiary is permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as “rents from real property.”

From time to time, we may derive rent from certain tenants based, in whole or in part, on the net profits of the tenant, rent from Related Party Tenants, or rent that is more than 15% attributable to personal property. However, the amount of such nonqualifying rent income, if any, is not expected to be material, and we have complied and believe we will continue to comply with the 95% and 75% gross income tests. In addition, based on our knowledge of the real estate markets in the geographic regions in which we operate, we believe that all services that are provided to the tenants of the properties generally will be considered “usually or customarily” rendered in connection with the rental of comparable real estate. Further, we intend to provide any noncustomary services only through qualifying independent contractors, through our taxable REIT subsidiary or in compliance with the 1% de minimis exception.

If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect and we attach a schedule to our federal income tax return containing certain information concerning our gross income. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “General,” even if these relief provisions were to apply, a tax would be imposed with respect to the excess income.

Asset Tests. At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including our allocable share of real estate assets held by any partnerships in which we own interests), certain temporary investments in stock or debt instruments purchased with the proceeds of a stock offering or a public offering of long-term debt (but only for the one-year period beginning on the date we receive the applicable offering proceeds), cash, certain cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, for periods after December 31, 2015, not more than 25% of our total assets may be represented by nonqualified publicly offered REIT debt instruments as defined in Section 856(c)(5)(L). Fourth, of the investments included in the 25% asset class, the value of any one issuer’s debt and equity securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”). Fifth, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities (the “10% voting securities test”). Sixth, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities (the “10% value test”), subject to certain exceptions. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests.

The following assets (“qualifying debt”) are not treated as “securities” held by us for purposes of the 10% value test: (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiary) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury regulations (which have not yet been issued or proposed). In addition, any debt instrument issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership. The following rules apply to interests in a partnership:

•	Our interest as a partner in a partnership is not itself considered a security for purposes of the 10% value test.

•	Instead, we are deemed to own our proportionate share of each of the partnership assets.

•

Our interest in the partnership assets is our proportionate interest in any securities issued by the partnership, which includes our partnership interest and any debt issued by the partnership which is not qualifying debt. In effect, debt issued by the partnership to us which is not qualifying debt is generally treated as part of our partnership interest for purposes of applying these look-through principles.

In addition, any non-qualifying debt issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test and, if the partnership fails to meet the 75% gross income test, then the non-qualifying debt issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership.

The 10% voting securities test and the 10% value test do not apply to the securities of a taxable REIT subsidiary. However, the value of the debt and equity securities of all taxable REIT subsidiaries we own cannot represent more than 25% of the value of our total assets (20% of the value of our total assets in taxable years prior to 2009 and after 2017). Any corporation in which a REIT directly or indirectly owns stock (other than another REIT or a corporation engaged in certain specified activities) may be treated as a taxable REIT subsidiary if the REIT and the corporation file a joint election with the IRS for the corporation to be treated as a taxable REIT subsidiary of the REIT.

We believe that our debt and equity securities of our taxable REIT subsidiary have represented, at all relevant times, less than 20% of the value of our total assets. We also believe that the value of the securities, including unsecured debt, of each other issuer in which we have owned an interest, excluding equity interests in partnerships (which are looked through rather than treated as securities for purposes of the REIT asset tests), has never exceeded 5% of the total value of our assets and that we comply with the 10% voting securities test and the 10% value test (taking into account the various exceptions referred to above). No independent appraisals have been obtained, however, to support these conclusions, and DLA Piper LLP (US), in rendering the tax opinion described above, is relying upon our representations regarding the value of our securities and our other assets. Although we plan to take steps to ensure that we continue to satisfy all of the applicable REIT asset tests, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in our taxable REIT subsidiary or changes in our other investments.

If we were to fail any of the asset tests discussed above at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions. Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which we identified the failure. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which we identified the failure, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date that the failure occurred and ending on the date we dispose of the asset (or otherwise cure the asset test failure). It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

Annual Distribution Requirements. To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income (including any net capital gain) from prior periods, subject to certain adjustments, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we may not have sufficient cash or liquid assets, from time to time, to meet the distribution requirements due to timing differences between the receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). In the event that such timing differences occur, we may need to borrow money, sell assets, pay taxable stock dividends (for example, where shareholders may elect to receive a dividend paid in cash or with newly issued shares of our common stock), or take other measures to permit us to pay the required dividends.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and penalties, if any, to the IRS based upon the amount of any deduction taken for deficiency dividends.

We are generally allowed a deduction for dividends paid to our shareholders. In order to qualify for the deduction, a dividend must not be a “preferential dividend.” For this purpose, a dividend is preferential unless it is distributed pro rata to shareholders, with no preference to any share of stock compared with other shares of the same class, and with no preference to one class as compared with another except to the extent that the class is entitled to a preference. For taxable years beginning after December 31, 2014 the preferential dividend rule was repealed for publicly offered REITs (a REIT is publicly offered if it is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). If we continue to be a publicly offered REIT, the preferential dividend rule will not apply to us.

Failure to Qualify. If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we were to fail to qualify for taxation as a REIT in any taxable year and no relief provisions were to apply, we would be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to our shareholders will be taxable as regular dividend income. Under these circumstances, subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction and individual shareholders may be eligible for a reduced tax rate on “qualified dividend income” received from regular C corporations. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. In addition, to re-elect REIT status after being disqualified, we would have to distribute as dividends, no later than the end of our first taxable year as a re-electing REIT, all of the earnings and profits attributable to any taxable years for which we were a taxable C corporation. Thus, to re-elect REIT status after being disqualified, we could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions.

Prohibited Transactions Tax. Any gain that a REIT recognizes from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by taxable REIT subsidiaries) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years prior to the sale; (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property; (iii) (a) during the taxable year we do not make more than 7 sales of property (other than sales of foreclosure property or sales to which Section 1033 applies) or (b) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of property (other than sales of foreclosure property or sales to which Section 1033 applies) that we sell during the taxable year does not exceed 10 percent of the aggregate bases (as so determined) of all of our assets as of the beginning of the taxable year, or (c) the fair market value of property (other than sales of foreclosure property or sales to which Section 1033 applies) that we sell during the taxable year does not exceed 10 percent of the fair market value of all of our assets as of the beginning of the taxable year; (iv) in the case of property, which consists of land or improvements, not acquired through foreclosure (or deed in lieu of foreclosure), or lease termination, we have held the property for not less than 2 years for production of rental income; and (v) if the requirement of clause (iii)(a) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through (a) an independent contractor (as defined in Section 856(d)(3)) from whom we do not derive or receive any income or (b) after December 31, 2015, a taxable REIT subsidiary.

For taxable periods after December 31, 2015, the safe harbor at subparagraph (iii)(b) and (c), above, is modified as follows: (1) subclause (b) maybe applied by substituting ‘20 percent’ for ‘10 percent’ and the ratio of (x) the aggregate adjusted bases of the property we have sold during the 3-year period ending with the taxable year to (y) the sum of the aggregate adjusted bases of all of our property as of the beginning of each year in such period does not exceed 10 percent; and (2) subclause (c) maybe applied by substituting ‘20 percent’ for

‘10 percent’ and the ratio of (x) the aggregate fair market values of the property we have sold during the 3-year period ending with the taxable year to (y) the sum of the aggregate fair market values of all of our property as of the beginning of each year in such period does not exceed 10 percent.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. Not all of our property sales will qualify for the safe harbor. Nevertheless, we intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives. However, the IRS may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales. Because of this prohibited transactions tax, we intend that sales of property to customers in the ordinary course of business will be made by a taxable REIT subsidiary, which will be subject to corporate-level tax on its profit but will not be subject to the 100% penalty tax on prohibited transactions.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders. As used herein, the term “U.S. shareholder” means a beneficial holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership as a U.S. person will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Under current law, certain “qualified dividend income” received by non-corporate U.S. shareholders is subject to tax at the same tax rates as long-term capital gain. Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will be subject to tax at ordinary income rates subject to three narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. Under the third exception, dividends received from a REIT may be treated as “qualified dividend income” to the extent attributable to earnings and profits accumulated in non-REIT taxable years. We do not expect to receive a material amount of dividends from our taxable REIT subsidiary or from other taxable corporations, we do not expect to pay a material amount of federal income tax on undistributed REIT taxable income or a material amount of Built-in Gains Tax, and we believe that we have previously distributed as dividends all of our non-REIT accumulated earnings and profits. Therefore, as long as we qualify as a REIT, distributions made to our non-corporate U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders who meet certain holding period requirements, to the limited extent that one of the foregoing exceptions applies). In addition, as long as we qualify as a REIT, corporate U.S. shareholders will not be eligible for the dividends received deduction as to any dividends received from us.

In addition, under new Section 199A of the Code, individuals, estates and trusts who receive “qualified REIT dividends” are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. Pursuant to the Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the shareholder must meet two holding period-related requirements. First, the shareholder must hold the REIT shares for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT share becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. The 20% deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as “qualified dividend income,” as described below. Like most of the other changes made by TCJA applicable to non-corporate taxpayers, the Section 199A deduction will expire on December 31, 2025 unless Congress acts to extend it. Thus, for an individual domestic shareholder subject to the maximum 37% tax rate (through 2025), this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain “qualified business income” received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of our common stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares of our common stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held by the distributee for one year or less), assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend that we declare in October, November or December of any year payable to a shareholder of record on a specific date in any such a month shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

We may elect to retain and pay income tax on all or a portion of the net long-term capital gain that we receive in a taxable year and do not distribute as a capital gain dividend. In that case, to the extent that we designate such amount in a timely notice to such shareholder, our shareholders would be required to include in their income as long-term capital gain their proportionate shares of our undistributed net capital gain. Each shareholder would be deemed to have paid his or her proportionate share of the income tax imposed on us with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder in computing his or her own federal income tax liability. In addition, the tax basis of the shareholder’s stock would be increased by his or her proportionate share of the undistributed net capital gains included in his or her income, less his or her proportionate share of the income tax imposed on us with respect to such gains.

U.S. shareholders may not include in their individual income tax returns any of our net operating losses or net capital losses. Instead, we would carry over such losses for potential offset against our future income, subject to certain limitations. Taxable distributions from us and gain from the sale of our shares will not be treated as passive activity income and, therefore, U.S. shareholders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which a shareholder is a limited partner)

against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of our stock (or distributions, if any, taxable at capital gain rates), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains or distributions, as the case may be, will be taxed at ordinary income rates. For purposes of computing each shareholder’s alternative minimum taxable income, certain of our “differently treated items” for each taxable year (for example, differences in computing depreciation deductions for regular tax purposes and alternative minimum tax purposes) may be apportioned to our shareholders in accordance with Section 59(d)(1)(A) of the Code.

In general, any gain or loss realized upon a taxable disposition of our shares by a U.S. shareholder who is not a dealer in securities will be treated as a capital gain or loss. Any loss upon a sale or exchange of shares of our common stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of actual or deemed distributions from us that were required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of our shares may be disallowed if other shares of our stock are purchased within 30 days before or after the disposition.

For non-corporate taxpayers, the tax rate differential between capital gain and ordinary income may be significant. Under current law, the highest marginal non-corporate income tax rate applicable to ordinary income is 39.6%. Any capital gain recognized generally will be taxed to a non-corporate taxpayer at a maximum rate of 20% with respect to capital assets held for more than one year. The tax rates applicable to ordinary income apply to gain from the sale or exchange of capital assets held for one year or less. In the case of capital gain attributable to the sale or exchange of certain real property held for more than one year, an amount of such gain equal to the amount of all prior depreciation deductions not otherwise required to be taxed as ordinary depreciation recapture income will be taxed at a maximum rate of 25%. With respect to distributions designated by us as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we also may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gain rates or at the 25% rate applicable to unrecaptured depreciation.

The characterization of income as capital or ordinary also may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer’s ordinary income only up to a maximum annual amount of $3,000. Non-corporate taxpayers may carry forward their unused capital losses. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of its capital gains, with unused losses eligible to be carried back three years and forward five years.

Medicare Tax. The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. holders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of our common stock to the extent that the U.S. holder’s adjusted gross income exceeds certain thresholds. Prospective investors should consult their own tax advisors regarding this potential impact of this tax on their individual circumstances.

Information Reporting and Backup Withholding. We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently at a 24% rate), with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be applied as a credit against the shareholder’s federal income tax liability, which could result in a refund. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us. See “Taxation of Foreign Shareholders” below.

Taxation of Tax-Exempt Shareholders. The IRS has ruled publicly that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute “unrelated business taxable income” (“UBTI”). Based upon this ruling and subject to the discussion below regarding qualified pension trust investors, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares of our stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings, however, are interpretive in nature and subject to revocation or modification by the IRS.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in our shares will constitute UBTI under certain circumstances. These prospective investors should consult with their tax advisors regarding the special UBTI rules applicable to them.

A “qualified trust” (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) by relying on a special “look-through” rule under which shares held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” if either (i) a single qualified trust holds more than 25% of the value of the REIT’s shares or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT’s shares, hold in the aggregate more than 50% of the value of the REIT’s shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT’s shares is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon the “look-through” rule.

Taxation of Foreign Shareholders. The rules governing U.S. federal income taxation of persons that are not U.S. shareholders (“Non-U.S. shareholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business, the Non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate applies and the required IRS Form W-8BEN, or Form W-8BEN-E, evidencing eligibility for that reduced rate is filed with us or (ii) the Non-U.S. shareholder files an IRS Form W-8ECI with us properly claiming that the distribution is “effectively connected” income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. shareholder’s shares, such excess will constitute gain that may be subject to U.S. federal income tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. In addition, the portion of such distributions in excess of current and accumulated earnings and profits, to the extent not subject to the 30% withholding tax on ordinary dividends, will be subject to a 15% withholding tax under FIRPTA, unless the Non-U.S. shareholder obtains a withholding certificate from the IRS establishing the right to a reduced amount of FIRPTA withholding. The Non-U.S. shareholder may seek a refund from the IRS of excess tax withheld if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits or, if the 15% withholding tax applied, did not give rise to taxable gain under FIRPTA.

Under current law, distributions to a Non-U.S. shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will not be treated under FIRPTA as income “effectively connected” with a U.S. business carried on by the Non-U.S. shareholder, provided that (i) the distribution is received with respect to a class of our stock that is regularly traded on an established securities market located in the United States and (ii) the Non-U.S. shareholder does not own more than 10% of that regularly traded class of stock at any time during the one-year period ending on the date of the relevant distribution. Rather than being subject to tax as effectively connected income under FIRPTA, such distributions will be treated as ordinary REIT dividends that are not capital gain dividends. Thus, unless effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business, such distributions would be subject to the 30% withholding tax described above (as opposed to a 35% withholding tax rate under FIRPTA), such distributions will not be subject to the branch profits tax, and Non-U.S. shareholders generally will not be required to file a U.S. federal income tax return by reason of receiving such distributions. In addition, certain qualified shareholders and qualified foreign pension funds are generally exempted from FIRPTA. You are urged to consult your own tax advisor on the application of these exemptions.

In the case of any Non-U.S. shareholder who is not eligible for the exceptions described in the preceding paragraph (an “Ineligible Non-U.S. shareholder”), for any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to such Ineligible Non-U.S. shareholder under the provisions of FIRPTA. Under FIRPTA, these distributions are taxed to an Ineligible Non-U.S. shareholder as if such gain were effectively connected with a U.S. business. Thus, Ineligible Non-U.S. shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and will be required to file U.S. federal income tax returns. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax if received by a corporate Ineligible Non-U.S. shareholder not entitled to treaty relief or exemption. We are required by applicable Treasury regulations to withhold 35% of any distribution to an Ineligible Non-U.S. shareholder that could be designated by us as a capital gain dividend. This amount may be applied as a credit against the Ineligible Non-U.S. shareholder’s FIRPTA tax liability.

Gain recognized by a Non-U.S. shareholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. As of the date of this prospectus, we believe that we qualify as a “domestically controlled REIT,” and that the sale of common stock by a Non-U.S. shareholder therefore will not be subject to tax under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we are, or will continue to be, a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder’s gain would be taxed under FIRPTA would depend on whether our common stock is regularly traded on an established securities market at the time of sale and on the selling shareholder’s percentage interest in our stock during a certain period ending on the date of sale. In addition, gain not subject to FIRPTA will be taxable to a Non-U.S. shareholder if (i) the investment in our common stock is treated as effectively connected with the Non-U.S. shareholder’s U.S. trade or business, in which case the Non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of our common stock were to be subject to tax under FIRPTA, the Non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and possible imposition of a 30% branch profits tax in the case of foreign corporations).

Information Reporting and Backup Withholding. Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is a Non-U.S. shareholder or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a United States or foreign broker will not generally be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the Non-U.S. shareholder’s foreign status or has no actual knowledge to the contrary.

Generally, Non-U.S. shareholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN, W-8BEN-E). In the absence of a proper withholding certificate, applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payor. If a Non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury regulations varies depending on the Non-U.S. shareholder’s particular circumstances, Non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the Non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities. Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (““FATCA””), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments made to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements.

Such payments will include U.S.-source dividends and may also include gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of the shares could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold shares through a non-U.S. person (e.g. a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of shares could also be subject to FATCA withholding. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Other Tax Considerations—Legislative or Other Actions Affecting REITs. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their shareholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our Stock.

State and Local Taxes

Getty Realty Corp., its subsidiaries, and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside (although shareholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions), and their state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of any of these methods of sale. We will describe the terms of an offering of the securities in a prospectus supplement, including, but not limited to:

•	the name or names of any agents or underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (iii) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (iv) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (v) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer pursuant to this prospectus, other than shares of our common stock, which are traded on the New York Stock Exchange, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. We cannot give any assurance as to the liquidity of the trading markets for any securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

DLA Piper LLP (US), Baltimore, Maryland, will pass for us upon the validity of the securities being offered hereby by us, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.gettryrealty.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

You should rely only upon the information provided in this prospectus or any prospectus supplement or incorporated herein or therein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any prospectus supplement, including any information incorporated herein or therein by reference, is accurate as of any date other than that set forth on the front cover of this prospectus or any prospectus supplement.

This prospectus, which constitutes part of a registration statement on Form S-3 filed with the SEC, does not include all of the information, undertakings and exhibits included in such registration statement. Copies of the full registration statement can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent that the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to its effectiveness, provided however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC. We also incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March  15, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on April 27, 2023, July  27, 2023 and October 26, 2023, respectively;

•	our Current Reports on Form 8-K, filed February 24, 2023, February 24, 2023, March 3, 2023, April 28, 2023, and October 18, 2023; and

•

the description of our capital stock contained or incorporated in the Registration Statement on Form 8-A filed on January 13, 1998 (File No. 001-13777), as amended by Amendment No. 1 to the Registration Statement on Form8-A/A filed on November 30, 2017 (File No. 001-13777) (which, among other matters, registers our common stock under Section 12(b) of the Exchange Act), including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of any document that is incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference), which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Getty Realty Corp.

292 Madison Avenue, 9th Floor

New York, New York 10017-6318

646-349-6000

Attention: Investor Relations

Our SEC filings also are available on our Internet website at http://www.gettyrealty.com; however, the information found on our website is not, and you must not consider the information to be, a part of this prospectus or any accompanying prospectus supplement.

4,000,000 shares

Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan

Wells Fargo Securities

February 17, 2026